EXHIBIT 5




March 31, 2000


HomeServices.Com Inc.
6800 France Avenue South, Suite 600
Edina, Minnesota  55435

Re:      HomeServices.Com Inc.
         Registration Statement on Form S-8
         Employee and Sales Associates Stock Purchase Plans

Ladies and Gentlemen:

                  I am the Senior Vice President, General Counsel and Secretary of HomeServices.Com Inc., a Delaware corporation (the "Company"). I have served in such capacity in connection with the proposed issuance and sale by the Company of up to 500,000 shares of authorized but unissued shares (the "Shares") of the Company's common stock, $0.01 par value ("Common Stock"), pursuant to the HomeServices.Com Inc. Employee Stock Purchase Plan and the HomeServices.Com Inc. Sales Associate Stock Purchase Plan (together, the "Plans").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-8 (the "Registration Statement") in the form to be filed with the Securities and Exchange Commission (the "Commission"), (ii) each of the Plans, (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iv) the Amended and Restated By-Laws of the Company, as currently in effect and (v) certain resolutions of the Board of Directors of the Company relating to the adoption of the Plans and the issuance and sale of the Shares. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such other parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such other parties of such documents and the validity and binding effect thereof on such other parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon the oral and written statements and representations and the responses to inquiries of officers and other representatives of the Company and others.

                  The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other state or jurisdiction.

                  Based upon and subject to the foregoing, it is my opinion that:

                  The Shares have been duly authorized and when (i) the Registration Statement becomes effective upon filing with the Commission and (ii) the Shares shall have been issued and sold and the Registration Statement with the terms of the Plans and the authorizations of the Board of Directors of the Company and the applicable provisions of the General Corporation Law of the State of Delaware, the Shares will be validly issued, fully paid and nonassessable.

                  This letter is being delivered to you in my capacity as the Senior Vice President and General Counsel of the Company and, except as expressly set forth herein, may not be relied upon by any third party without my prior written consent. Moreover, this letter speaks only as of its date and I disclaim any undertaking to advise you of any changes after the date hereof.

                  I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. I also consent to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,


/s/ Steven A. McArthur

Steven A. McArthur, Esq.
Senior Vice President and General Counsel